Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated June 7, 2017, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is October 5, 2017, relating to the financial statements of MongoDB, Inc., which appears in the prospectus forming part of the Registration Statement on Form S-1 (File No. 333-220557) of MongoDB, Inc. dated October 18, 2017.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 19, 2017